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                                                                     EXHIBIT 1.2


                             UNDERWRITING AGREEMENT


April 12, 2000


Miller & Schroeder Financial, Inc.
as Representative of the several Underwriters named in Schedule I hereto 150 South Fifth Street, Suite 3000 Minneapolis, MN 55402

Ladies and Gentlemen:

Onyx Acceptance Corporation, a Delaware corporation (the "Company"), hereby confirms its agreement, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") twelve million dollars ($12,000,000) aggregate principal amount of its 12.5% Subordinated Notes due June 15, 2006 ("Notes"). Such $12,000,000 principal amount of the Notes are collectively referred to in this Agreement as the "Firm Notes". The Company also hereby confirms its agreement to issue and sell to the Underwriters an aggregate of up to one million eight hundred thousand dollars ($1,800,000) additional principal amount of Notes solely for the purpose of covering overallotments. Such additional Notes are referred to in this Agreement as the "Option Notes", and the Firm Notes and the Option Notes are collectively referred to as the "Notes." The Notes are to be issued under an Indenture dated on or about April 17, 2000 (the "Indenture") between the Company and Bankers Trust Company, as trustee (the "Trustee"). The Notes are more fully described in the Registration Statement and Prospectus as hereafter defined.

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to, and agrees with, the Underwriters that:

         (a) A registration statement on Form S-1 (Registration No. 333-92573) with respect to the Notes has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") thereunder and has been filed with the SEC under the 1933 Act. If the Company has elected to rely on Rule 462(b) under the 1933 Act to increase the size of the offering registered under the 1933 Act, the Company will prepare and file with the SEC a registration statement with respect to such increase pursuant to Rule 462(b). The Company has filed such amendments to the registration statement and such amended preliminary prospectuses as may have been required to be filed to the date hereof. If the Company has elected not to rely upon Rule 430A, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus (provided the Underwriters have consented to such filing). If the Company has elected to rely upon Rule 430A, it will prepare and timely file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Copies of such registration statement, including a registration statement filed pursuant to Rule 462(b), each pre-effective amendment thereto, all exhibits thereto and each related preliminary prospectus have been delivered by the Company to the Underwriters. Such registration statement, as amended or supplemented, at the time it became effective, including all prospectuses included as a part thereof, financial schedules, exhibits, the information (if any) deemed to be part thereof pursuant to Rules 430A and 434 under the 1933 Act and

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any registration statement filed pursuant to Rule 462 under the 1933 Act, is herein referred to as the "Registration Statement." The term "Prospectus" as used herein shall mean the final prospectus, as amended or supplemented, included as a part of the Registration Statement on file with the SEC when it becomes effective; provided, however, that if a prospectus is filed by the Company pursuant to Rules 424(b) and 430A or a term sheet is filed by the Company pursuant to Rule 434 under the 1933 Act, the term "Prospectus" as used herein shall mean the prospectus so filed pursuant to Rules 424(b) and 430A and the term sheet so filed pursuant to Rule 434. The term "Preliminary Prospectus" as used herein means any prospectus, as amended or supplemented, used prior to the Effective Date (as defined in Section 5(a) hereof) and included as a part of the Registration Statement, including any prospectus filed with the SEC pursuant to Rule 424(a).

         (b) Neither the SEC nor any state securities division has issued any order preventing or suspending the use of any Preliminary Prospectus or issued a stop order with respect to the offering of the Notes, or requiring the recirculation of a Preliminary Prospectus and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened. The Registration Statement, including any post-effective amendment to the Registration Statement, when it became or becomes effective and on any Closing Date (as defined in Section 2 hereof), complied or will comply in all material respects with the requirements of the 1933 Act and the Rules and Regulations. When the Registration Statement became or becomes effective and when any post-effective amendments thereto shall become effective, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither any Preliminary Prospectus, on the date of filing thereof with the SEC, nor the Prospectus or any amendment or supplement thereto, on the date of filing thereof with the SEC and on any Closing Date, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this Subsection 1(b) shall apply to statements in, or omissions from, the Registration Statement, Preliminary Prospectus or the Prospectus, or any amendment thereof or supplement thereto, which are based upon and conform to written information furnished to the Company by the Underwriters, as identified in Section 12 herein, specifically for use in the preparation of the Registration Statement, Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto. There is no contract or other document of the Company of a character required by the 1933 Act or the Rules and Regulations to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, that has not been described or filed as required. The descriptions of all such contracts and documents or references thereto are correct and include the information required under the 1933 Act and the Rules and Regulations. The conditions for use of a Registration Statement on Form S-1 for the distribution of the Notes have been satisfied with respect to the Company. All descriptions in the Registration Statement or Prospectus of statutes, regulations, legal or governmental proceedings, the Indenture, the Notes, or other contracts or other documents are accurate in all material respects and fairly present the information shown.

         (c) PricewaterhouseCoopers LLP, who have examined the consolidated financial statements reported on by them and filed with the SEC as part of the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act. The consolidated financial statements of the Company and its consolidated Subsidiaries, including the related notes, included in the Registration Statement and in the Prospectus (the "Financial Statements") fairly present, on the basis stated therein, the financial position, results of operations, cash flows and changes in shareholders' equity of the Company and its consolidated subsidiaries on a consolidated basis at the dates and for the periods to which they relate. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, except as otherwise stated therein, throughout the periods involved and comply in all material respects with the requirements of the 1933 Act. The selected


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financial data and summary financial data set forth in the Prospectus fairly present the information purported to be shown thereby as of the dates and for the periods indicated on a basis consistent with the audited consolidated financial statements of the Company and the selected financial data are in compliance in all material respects with the requirements of the 1933 Act and the Rules and Regulations. There are no other financial statements or schedules required to be included in the Registration Statement or Prospectus that are not included in the Registration Statement or Prospectus.

         (d) Each of the Company, Onyx Acceptance Financial Corporation ("OAFC"), Onyx Acceptance Funding Corporation ("OFC") and Onyx Acceptance Receivables Corporation ("OARC"; each of OAFC, OFC and OARC are referred to herein as a "Subsidiary" and collectively as the "Subsidiaries") are and at the First Closing Date and the Second Closing Date will be, duly organized and validly existing and in good standing under the laws of their respective states of incorporation with full power and authority (corporate and other) to own, lease and operate their respective properties and conduct their respective businesses as currently carried on and contemplated and described in the Registration Statement and Prospectus and no proceeding has been instituted in any such jurisdiction revoking, limiting, curtailing or seeking to revoke, limit or curtail such qualification. Each of the Company and the Subsidiaries are duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the character and location of their respective assets or their respective business (existing or as contemplated by the Prospectus) requires such qualification and which the failure to so qualify would have a material adverse effect upon the condition (financial or otherwise), or the earnings or business of the Company and the Subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect").

         (e) The Company and the Subsidiaries are not in violation of their respective Certificate of Incorporation, Bylaws or other governing instruments. None of the Company, nor any of the Subsidiaries, is in default (nor with the giving of notice or the passage of time or both would be in default) in the performance of any obligation, agreement or condition contained in any material contract or in any bond, debenture, note, indentured loan agreement or other evidence of indebtedness or any loan agreement, transfer and servicing agreement, sale and servicing agreement, pooling and servicing agreement, underwriting agreement, repurchase agreement, trust agreement, guaranty agreement entered into with MBIA Insurance Corporation, Capital Markets Assurance Corporation or other insurer or other credit enhancement, certificate issued in connection with a securitization, contract or joint venture agreement of the Company or the Subsidiaries or other instrument to which each is subject or by which any of their respective property or assets are subject where such default could have a Material Adverse Effect. The Company and the Subsidiaries are not in violation of any law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign, which violation is material to the business of the Company and the Subsidiaries, taken as a whole. With respect to the securitizations (i) there have been no servicer defaults or insurer defaults in connection therewith (nor any event which, with the giving of notice or passage of time, would constitute a default) and (ii) no wind-down event, trigger event, early amortization event or event of default with respect to a certificate or note issued in connection with the securitizations has occurred or will occur as a result of the transactions contemplated by this agreement (nor any event which, with the giving of notice or passage of time, would constitute an early amortization event). The Company or the Subsidiaries are not currently liable to repurchase any material amount of securitized contracts and no representation or warranty with respect to the collectability of any securitized contract has been made.

         (f) The Company and the Subsidiaries possess all franchises, licenses, certificates, permits, authorizations, approvals and orders (collectively, "Licenses") of all state, federal and other governmental regulatory officials and bodies necessary to own their respective properties, conduct their respective business as described in the Registration Statement and Prospectus, except where the failure to possess such Licenses, would not, individually or in the aggregate, have a Material Adverse Effect or have


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obtained waivers from any such applicable requirements from the appropriate state, federal or other regulatory authorities. The Company and each of the Subsidiaries are conducting their business in compliance with all Licenses, except where the failure to comply would not individually or in the aggregate have a Material Adverse Effect. All such Licenses are in full force and effect, and the Company and the Subsidiaries have not received notice of any proceeding or action relating to the revocation or modification of any such License which individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect.

         (g) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as is described in the Registration Statement and Prospectus: (i) the Company and the Subsidiaries have not incurred, and will not have incurred, any liabilities or obligations, direct or contingent, or entered into any transactions, in each case, other than in the ordinary course of business, except where such liabilities would not, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company and the Subsidiaries have not and will not have paid or declared any dividends or other distributions on their capital stock; (iii) except in the ordinary course of business consistent with past practice, there has not been and will not have been any change in the capital stock or outstanding debt, including any capitalized lease obligation, of the Company or the Subsidiaries, or any issuance of options, warrants, convertible securities (other than as may be issued pursuant to the Company's 1996 Stock Option Plan, as amended, the Employee 401(k) Deferred Savings Plan or the Company's deferred compensation plan), or other rights to purchase the capital stock of the Company or the Subsidiaries, except where any such changes would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) the Company or the Subsidiaries has not sustained any loss or damage to their respective properties or interference with their respective business, whether or not insured, except where any such loss or damage would not, individually or in the aggregate, have a Material Adverse Effect.

         (h) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened before any court or governmental agency, authority or body, to which the Company or the Subsidiaries is a party or of which the business or property of the Company or the Subsidiaries is the subject which are required to be described in the Registration Statement or which might reasonably be expected to: (i) result in any Material Adverse Effect; or (ii) prevent consummation of the transactions contemplated by this Agreement and the Indenture. All pending legal or governmental proceedings to which the Company or the Subsidiaries is a party or to which any of their respective property is subject, which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company and the Subsidiaries taken as a whole.

         (i) The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by the Company. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default (or with the giving of notice or the passage of time or both would so constitute a breach or default) or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to (i) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which the property or assets of the Company or any Subsidiary is bound, (ii) the Company's or the Subsidiaries' Certificate of Incorporation or Bylaws or other organizational documents, or (iii) any statute or any order, rule or regulation of any court, governmental agency or body having jurisdiction over the Company or any Subsidiary. No consent, approval, authorization, order, registration, filing, qualification, license, or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or their properties or assets, is required for the execution,


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delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Notes, except as may be required under the 1933 Act, the Rules and Regulations, the securities laws ("Blue Sky Laws") of the states (the "States") where the Notes are to be sold, the rules and regulations of The Nasdaq National Market and the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") in connection with the offer and sale of the Notes by the Underwriters.

         (j) The Company has full power and authority to execute and deliver the Indenture and to perform its obligations thereunder. The Indenture has been duly and validly authorized and when executed and delivered by the Company on the First Closing Date, will constitute a valid, legal and binding agreement of the Company enforceable in accordance with their terms, except as enforcement may be limited under bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general principles of equity. The Company's performance of the Indenture and the consummation of the transactions therein contemplated by such agreements will not result in a breach or violation of any of the terms and provisions of, or constitute a default (or with the giving of notice or the passage of time or both would so constitute a breach or default) or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries pursuant to (i) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which the property or assets of the Company or any Subsidiary is bound, (ii) the Company's or any Subsidiary's Articles of Incorporation or Bylaws or other organizational documents or (iii) any statute or any order, rule or regulation of any court, governmental agency or body having jurisdiction over the Company or any Subsidiary, except, in each case, for such breaches, violations, defaults and liens that would not result in a Material Adverse Effect. No consent, approval, authorization, order, registration, filing, qualification, license, or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any Subsidiary or their properties or assets, is required for the execution, delivery and performance of the Indenture or the consummation of the transactions contemplated thereby except for qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Indenture complies with and is qualified under the Trust Indenture Act. The Indenture is in substantially the form filed as an exhibit to the Registration Statement.

         (k) The Company has full power and authority to execute and deliver the Notes and to perform its obligations thereunder. The Notes have been duly and validly authorized and, when authenticated by the Trustee and issued, delivered and sold in accordance with this Agreement and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, except as enforcement may be limited under bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general principles of equity.

         (l) The Company has, as of the dates set forth in the Prospectus, the duly authorized, issued and outstanding capitalization set forth in the Prospectus under the caption "Capitalization." The outstanding common stock of the Company is duly authorized and validly issued, fully paid, and nonassessable. No preemptive rights or similar rights of any security holders of the Company exist with respect to the issuance and sale of the Notes by the Company. The Company has no agreement with any security holder which gives such security holder the right to require the Company to register under the 1933 Act any securities of any nature owned or held by such person either in connection with the transactions contemplated by this Agreement or after a demand for registration by such holder. The certificates evidencing the Notes comply as to form with all applicable provisions of federal law and the laws of the State of Delaware. Except as set forth in any part of the Registration Statement, the Company


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and the Subsidiaries do not have any outstanding options to purchase or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contract or commitments to issue or sell, any common stock or other securities of the Company.

         (m) The Company and the Subsidiaries have good and marketable title to all real properties described in the Prospectus as being owned by them and good title to all other properties described in the Prospectus as being owned by them, in each case free and clear of all security interests, liens, charges, encumbrances, restrictions or defects except such as are described in the Prospectus or as such do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company or the Subsidiaries. The Company and the Subsidiaries hold valid and enforceable leases for the properties (real and personal) described in the Prospectus as leased by them with such exceptions as are not material and do not interfere with the use made or proposed to be made of such properties, the Company and the Subsidiaries are not in default (or with the giving of notice or the passage of time or both would be in default) in respect to any of such leases, and to the best knowledge of the Company, no material claim of any sort has been asserted by anyone adverse to the rights of the Company and the Subsidiaries as lessee under any such lease or questioning its right to continued use and possession of any of the leased properties under any such lease.

         (n) Except as disclosed in the Prospectus, the Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, know-how, trade secrets and other similar rights necessary for the conduct of their respective businesses as currently carried on or intended to be carried on and as described in the Prospectus. Neither the Company nor the Subsidiaries have received any notice or claim involving or giving rise to any infringement of or conflict with licenses or similar registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others with respect to any of the foregoing and which infringement or conflict (if the subject of an unfavorable decision or ruling), singly or in the aggregate, would result in a Material Adverse Effect.

         (o) The Company and the Subsidiaries have filed all necessary federal, state, local and foreign income, franchise and other tax returns required to be filed through the date of this Agreement or have obtained an extension therefor and have paid all taxes shown as due thereon other than any which the Company or the Subsidiaries is contesting in good faith.

         (p) The Company and the Subsidiaries own no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, limited liability company, association, trust or other entity (other than with respect to the Company, the Subsidiaries' capital stock) and are not affiliated (as that term is defined under the 1933 Act) with any other company or business entity except as described in the Prospectus.

         (q) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (r) The Company and the Subsidiaries maintain insurance, which is in full force and effect, of the types and in amounts which are adequate for their business and as is customary with insurance maintained by similar companies and businesses.


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         (s) No labor disturbance by the employees of the Company and the
Subsidiaries exists or, to the best of the Company's knowledge, is imminent which could reasonably be expected to have a Material Adverse Effect.

         (t) Neither the Company nor any Subsidiary is an "investment company" as defined in the Investment Company Act of 1940, as amended and will not become an "investment company" upon the sale of the Notes.

         (u) None of the Company, the Subsidiaries or any of their employees or agents has made any payment of funds of the Company or the Subsidiaries or received or retained funds in violation of any law, rule or regulation.

         (v) Other than as contemplated by this Agreement, the Company has not engaged any "finder" with respect to the transactions contemplated by this Agreement and there is no outstanding claim for services in the nature of a "finder's fee" with respect to such financing.

         (w) The Company, after giving effect to the execution, delivery and performance of this Agreement, the Indenture, and the Notes and the consummation of the transactions contemplated hereby and thereby will not: (i) be insolvent;
(ii) be left with unreasonably small capital with which to engage in its business; or (iii) have incurred debts beyond its ability to pay such debts as they mature.

         (x) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in or which has constituted or which constitute the stabilization or manipulation, as defined in the 1934 Act or otherwise, of the price of any outstanding securities of the Company to facilitate the sale or resale of the Notes.

         (y) On the First Closing Date and the Second Closing Date, as the case may be, all transfer or other taxes, if any (other than income taxes), which are required to be paid in connection with the sale or transfer of the Notes will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

         (z) Neither the Company, nor any affiliate thereof, does business with the government of Cuba or with any person or affiliate located in Cuba.

         2. PURCHASE, SALE, DELIVERY AND PAYMENT

         (a) On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter agrees to purchase from the Company, the principal amount of Firm Notes set forth opposite such Underwriter's name on Schedule I hereto at a purchase price equal to 91.5% of the face value per Note, less any discount offered to the public (as set forth in the Prospectus at $40 per $1,000 in face value for each Note). The Underwriters will purchase all of the Firm Notes if any are purchased.

         (b) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase an aggregate of up to $1,800,000.00 principal amount of Option Notes at the same purchase price as the Firm Notes for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Notes. The option granted hereunder may be exercised at any time and from time to time within 45 days after the Effective Date upon notice (confirmed in writing) by the


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Underwriters to the Company setting forth the aggregate principal amount of
Option Notes as to which the Underwriters are exercising the option and the date on which certificates for such Option Notes are to be delivered. The option granted hereby may be cancelled by the Underwriters as to the Option Notes for which the option is unexercised at any time prior to the expiration of the 45-day period upon notice to the Company. If the option is exercised as to all or any portion of the Option Notes, each of the Underwriters, severally and not jointly, will purchase that proportion of the total principal amount of Option Notes then being purchased that the principal amount of Firm Notes each such Underwriter has agreed to purchase as set forth in Schedule I opposite the name of such Underwriter bears to the total principal amount of Firm Notes.

         (c) The Notes will be represented by global debt securities that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depository, and registered in the name of Cede & Co., the nominee of DTC. Unless and until the Notes are exchanged, in whole or in part, for certificated Notes in definitive form as provided under (f) below, the global debt securities may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or any such nominee to a successor depositary or a nominee of such successor depositary.

         (d) The Firm Notes will be delivered to DTC on behalf of the Underwriters, at 10:00 A.M., Minneapolis time, against payment of the purchase price on the third full business day after the Effective Date, or such later time as may be agreed upon between the Underwriters and the Company, such time and being herein referred to as the "First Closing Date."

         (e) The Option Notes (if any) will be delivered to DTC on behalf of the Underwriters at 10:00 A.M., Minneapolis time, against payment of the purchase price on the date determined by the Underwriters and of which the Company has received notice as provided in Section 2(b), which shall not be earlier than two nor later than three full business days after the exercise of the option as set forth in Section 2(b), or at such other time not later than ten full business days thereafter as may be agreed upon by the Underwriters and the Company, such time and date being herein referred to as the "Second Closing Date." The First Closing Date and Second Closing Date are referred to herein as the "Closing Date."

         (f) Following the Closing Date, the Notes may, at the option of the Underwriters or any subsequent transferee, be presented for exchange in whole or in part for certificated Notes in definitive form, at the corporate trust office of the Trustee. Certificates for Notes to be delivered to the Underwriters or subsequent transferee will be registered in such names and issued in such denominations as the Underwriters, or subsequent transferee, shall request. The certificates will be made available to the Underwriters, or subsequent transferee, in definitive form for the purpose of inspection and packaging within 3 days of any such request.

         (g) As long as the Notes are represented by global debt securities, the interest payable on the Notes will be paid to Cede & Co., the nominee of DTC, or its registered assigns as the registered owner of the global debt securities, by wire transfer of immediately available funds on each of the applicable interest payment dates. If the Notes are no longer represented by global debt securities, payment of interest may, at our option, be made by check mailed to the address of the person entitled thereto. No service charge will be made for any transfer or exchange of Notes, but the Company may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

         (h) The Underwriters will make a public offering of the Notes directly to the public (which may include selected dealers who are members in good standing with the NASD or foreign dealers not eligible for membership in the NASD but who have agreed to abide by the interpretation of the NASD's Board of Governors with respect to free-riding and withholding) as soon as the Underwriters deem practicable after the Registration Statement becomes effective at the initial public offering price set forth


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on the cover page of the Prospectus, subject to the terms and conditions of this
Agreement and in accordance with the Prospectus. Such concessions from the public offering price may be allowed selected dealers of the NASD as the Underwriters determine, and the Underwriters will furnish the Company with such information about the distribution arrangements as may be necessary for inclusion in the Registration Statement. It is understood that the public offering price and concessions may vary after the initial public offering of the Notes. The Underwriters shall offer and sell the Notes only in jurisdictions in which the offering of Notes has been duly registered or qualified, or is exempt from registration or qualification, and shall take reasonable measures to effect compliance with applicable state and local securities laws.

         3. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall default in its obligation to purchase any and pay for, at the First Closing Date or the Second Closing Date, as the case may be, the entire principal amount of the Notes agreed to be purchased by such Underwriter(s) (the "Defaulted Notes"), the remaining Underwriter(s) (the "Non-Defaulting Underwriter(s)") shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements to purchase all (but not less than all) of the Defaulted Notes upon the terms herein set forth; if, however, the Non-Defaulting Underwriter(s) shall not have completed such arrangements within such 24-hour period, then this Agreement will terminate without liability on the part of the Non-Defaulting Underwriter(s). In any such case in which this Agreement is not terminated, either the Company or the Non-Defaulting Underwriter(s) shall have the right to postpone the date of Closing, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement or Prospectus or in any other documents may be effected. Any action taken under this Section 3 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         4. COVENANTS OF THE COMPANY. The Company hereby covenants and agrees with the Underwriters as follows:

         (a) If the Registration Statement has not become effective prior to the date hereof, the Company will use its best efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible. The Company will notify the Underwriters promptly, after the Company shall receive notice thereof, of the time when the Registration Statement, or any subsequent amendment thereto, has become effective or any supplement to the Prospectus has been filed. Following the execution and delivery of this Agreement, the Company will prepare, and timely file or transmit for filing with the SEC in accordance with Rules 430A, 424(b) and 434, as applicable, copies of the Prospectus, or, if necessary, a post-effective amendment to the Registration Statement (including the Prospectus), in which event, the Company will take all necessary action to have such post-effective amendment declared effective as soon as possible. The Company will notify the Underwriters promptly upon the Company's obtaining knowledge of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceedings for that purpose and will use its best efforts to prevent the issuance of any stop order and, if a stop order is issued, to obtain as soon as possible the withdrawal or lifting thereof. The Company will promptly prepare and file at its own expense with the SEC any amendments of, or supplements to, the Registration Statement or the Prospectus which may be necessary in connection with the distribution of the Notes by the Underwriters. During the period when a Prospectus relating to the Notes is required to be delivered under the 1933 Act, the Company will promptly file any amendments of, or supplements to, the Registration Statement or the Prospectus which may be necessary to correct any untrue statement of a material fact or any omission to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will notify the Underwriters promptly of the receipt of any comments from the SEC regarding the Registration Statement or Prospectus or request by the SEC for any amendment thereof or supplement thereto or for any additional information. The Company will not (i) file any amendment of, or supplement to, the Registration Statement or Prospectus, whether prior to or after the Effective Date, which shall not previously have been submitted to the Underwriters and their counsel a reasonable time prior to the proposed filing or to which the Underwriters shall have reasonably objected or (ii) so long as in the opinion of counsel to the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents, or reports pursuant to the 1934 Act, without delivering a copy of such information, documents or reports to the Underwriters prior to or concurrently with said filing.

         (b) The Company has used and will continue to use its best efforts, in cooperation with the Underwriters, to register or qualify the Notes for sale under the securities laws of such jurisdictions as the Underwriters may designate and the Company will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification and will continue such registrations or qualifications in effect for a period of not less than one year from the Effective Date, provided, however, that in no event shall the Company be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified or subject itself to taxation in respect of doing business in any jurisdiction where it is not now so subject. In each jurisdiction where any of the Notes shall have been so qualified, the Company will file such statements and reports as are or may be reasonably required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the Effective Date. The Company will notify the Underwriters immediately of, and confirm in writing, the suspension of qualification of the Notes or the threat of such action in any jurisdiction.

         (c) The Company will furnish to the Underwriters, as soon as available, copies of the Registration Statement (one of which will be signed and which shall include all exhibits), the Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the 1933 Act, all in such quantities as the Underwriters may from time to time reasonably request. The Company specifically authorizes the Underwriters and all dealers to whom any of the Notes may be sold by the Underwriters to use and distribute copies of such Preliminary Prospectuses and Prospectuses in connection with the offer and sale of the Notes as and to the extent permitted by the federal and applicable state and local securities laws.

         (d) As soon as practicable (but in no event later than 90 days after the close of the period covered thereby) the Company will make generally available to its security holders, including Note holders, and furnish to the Underwriters, an earnings statement of the Company covering the period of 12 months beginning not later than the first day of the next fiscal quarter following the Effective Date of the Registration Statement which will satisfy the requirements of Section 11(a) or Rule 158 of the 1933 Act and which need not be certified or audited by independent public accountants.

         (e) For as long as there are any Notes outstanding, the Company will furnish to the Underwriters, without need of request, concurrently with furnishing such reports to its stockholders, the following reports: (i) as soon as they are available, copies of all other reports (financial or otherwise) mailed to security holders; and (ii) as soon as they are available, copies of all reports and financial statements furnished to, or filed with, the SEC, the NASD, any securities exchange or any state securities commission by the Company.

         (f) The Company will apply the net proceeds from the sale of the Notes in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

         (g) The Company will provide the Underwriters with copies of reports, certificates and supporting documentation furnished to the Trustee pursuant to the Indenture or otherwise concurrently with furnishing such reports to the Trustee.

         (h) Subject to the last sentence of this subparagraph (h), the Company shall pay all reasonable fees and expenses of the Underwriters' counsel incurred in connection with the offering. The Company agrees that the necessary legal work for drafting and preparing the Indenture and for registration, qualification or perfection of exemptions of the Notes for sale under the Blue Sky Laws of such States as the Underwriters may designate (the "Blue Sky States") shall be performed by counsel for the Underwriters and paid for by the Company. All Blue Sky filing fees and fees and expenses of Underwriters' counsel incurred in connection with registering, qualifying or perfecting exemptions of the Notes for sale in the Blue Sky States shall be paid by the Company, and all of the fees and expenses of Underwriters' counsel incurred in connection with the offering shall be paid by the Company. Subject to clause (xv) of paragraph
(i), such Blue Sky and counsel fees shall be paid regardless of whether any closing shall occur and shall be in addition to the Underwriters' fees, expenses and commission described in this Agreement. In no event shall the Company be required to pay more than $88,000 for all fees of Underwriters' counsel, plus out-of-pocket expenses of Underwriters' counsel, incurred pursuant to this subparagraph (h) and subparagraph (i).

         (i) The Company will pay, in addition to the Blue Sky and counsel fees described in paragraph (h) of this Section, all costs and expenses related to the performance of its obligations under this Agreement including, but not limited to: (i) all expenses incident to the issuance and delivery of the Notes;
(ii) all expenses incident to the preparation, filing and delivery of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments, supplements or submissions related thereto (including exhibits);
(iii) all expenses incident to the filing, delivery and qualification of the Indenture and any amendments, supplements or submissions related thereto; (iv) all NASD fees incurred by the Underwriters in connection with the review of the Underwriters' compensation by the NASD; (v) the cost of preparing and printing as many amendments to the Registration Statement as may be necessary; (vi) the cost of all certificates representing the Notes; (vii) the fees and expenses of the Trustee and paying agent under the Indenture; (viii) the cost of printing and distributing all documents related to the offering of the Notes; (ix) the fees and expenses of the Company's independent accountants, including the cost of "cold comfort" review; (x) the fees and expenses of legal counsel for the Company; (xi) the cost of furnishing and delivering to the Underwriters and dealers participating in the distribution of the Notes copies of the Registration Statement (including exhibits), Preliminary Prospectuses, the Prospectuses and any amendments of, or supplements to, any of the foregoing;
(xii) travel and lodging expenses of the Underwriters; (xiii) reasonable expenses associated with the production of materials prepared in connection with the information meetings to be held in selected cities; (xiv) the travel expenses to be incurred by the management of the Company in connection with such meetings and (xv) if the offering of the Notes for any reason is not closed, the Company shall reimburse the Underwriters for their accountable expenses (after deducting the $25,000 deposit) as aforesaid, provided that such accountable expenses, including the fees and expense of the Underwriters' counsel pursuant to Subparagraphs (h) and (i) do not exceed $100,000. If upon such abandonment, the Underwriters' actual accountable out-of-pocket expenses do not exceed the $25,000 deposit, the portion of the deposit not used will be reimbursed by the Underwriters to the Company.

         (j) The Company will not take, and will use its best efforts to cause each of its officers and directors not to take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in the manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

         (k) The Company will use its best efforts to maintain the listing of its common stock on The Nasdaq National Market.

         5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Notes as provided herein shall be subject to the accuracy of the representations and warranties of the Company, as of the date hereof and the First Closing Date (as if made on the First Closing
Date) and in the case of the Option Notes, as of the date hereof and the Second Closing Date (as if made on the Second Closing Date), to the performance by the Company of its obligations hereunder, and to the satisfaction of the following additional conditions on or before the First Closing Date in the case of the Firm Notes and on or before the Second Closing Date in the case of the Option
Notes:

         (a) The Registration Statement shall have become effective not later than 5:00 P.M. Minneapolis time, on the first full business day following the date of this Agreement, or such later date as shall be consented to in writing by the Underwriters (the "Effective Date"). If the Company has elected to rely upon Rule 430A, the information concerning the price of the Notes and price-related information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the SEC for filing pursuant to Rule 424(b) within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to the Underwriters of such timely filing (or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the 1933 Act and the Rules and Regulations). No stop order suspending the effectiveness thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or the Underwriters, threatened by the SEC or any state securities commission or similar regulatory body. Any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriters and their legal counsel. The NASD, upon review of the terms of the offering of the Notes, shall not have objected to the terms of the Underwriters' participation in the offering of the Notes.

         (b) The Underwriters shall not have been advised that the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact and which is required to be stated therein or is necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (c) The Underwriters and Underwriters' counsel shall have been furnished with such documents and information as the Underwriters or their counsel may have requested.

         (d) The Underwriters shall have received the opinion of Andrews & Kurth, L.L.P., dated as of each Closing Date and satisfactory in form and substance to the Underwriters and their counsel and substantially in the form set forth in Exhibit A hereto.

         (e) The Underwriters shall have received the opinion of Andrews & Kurth, L.L.P. to certain tax matters described in the Prospectus, dated as of each Closing Date and satisfactory in form and substance to the Underwriters and their counsel and substantially in the form set forth in Exhibit B hereto.

         (f) At the time of execution of this Agreement and also at each Closing Date, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter or letters, dated the date of delivery thereof, in the form and substance satisfactory to the Underwriters, stating that they are independent public accountants with respect to the Company on a consolidated basis within the meaning of the 1933 Act and that: (i) In their opinion, the Financial Statements included in the Registration Statement and Prospectus and reported on therein by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and related published rules and regulations; (ii) On the basis of a limited review (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the minutes of the board of directors and shareholders of the

Company subsequent thereto, and inquiries of officials of the Company and the Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter and agreed upon by the Underwriters, nothing has come to their attention that causes them to believe that: a) As of a specified date not more than five days prior to the date of this Agreement in the case of the first letter and not more than two business days prior to the date of the First Closing Date and if applicable, the Second Closing Date, in the case of the second and subsequent letters, there have been any changes in the capital stock, increases in debt, decreases in contracts held for sale (net of allowance), credit enhancement assets (net of amortization) or any increase in liabilities or decreases in assets or stockholders' equity of the Company, in each case, as compared with amounts shown in the most recent balance sheet included in the Prospectus; and b) for the period from the date of the most recent balance sheet included therein to such specified date, there was any decrease, as compared with the corresponding period of the previous year, total revenues or any decrease in net income before income taxes or net income or in basic or diluted per share amounts of net income except, in each case, for such changes which the Registration Statement discloses have occurred or may occur; (iii) In addition to the examination referred to in their report included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in clause (ii) above, they have carried out certain specified procedures requested by the Underwriters, not constituting an audit in accordance with generally accepted auditing standards with respect to certain amounts, percentages and other financial information which are derived from the accounting records and other financial and statistical data of the Company and the Subsidiaries which appear in or incorporated by reference in the Prospectus including the information set forth on the inside cover pages of the Prospectus and under the captions "Prospectus Summary," "Summary Financial Data," "Capitalization," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" and which are specified by the Underwriters and have compared certain of such amounts, percentages and financial information with the accounting records and other appropriate data of the Company and the Subsidiaries and have found them to be in agreement.

         (g) On each Closing Date since the date hereof or since the dates as of which information is given in the Registration Statement and Prospectus, the Company and its Subsidiaries shall have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than any such development which would not cause a Material Adverse Effect, or any development involving a prospective Material Adverse Effect, and the Underwriters shall have received a certificate, dated such date, of the chief financial officer of the Company to the effect that: (i) there has been no such development which would result in a Material Adverse Effect; (ii) the representations and warranties of the Company in Section 1 of this Agreement are true and correct as if made on and as of such date and the Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied at or prior to such date; and (iii) the SEC has not issued any order preventing or suspending the use of any prospectus or issued a stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending or to their knowledge threatened under the 1933 Act.

         (h) The Underwriters shall have received all necessary written consents from the Company's and the Subsidiaries' lenders and any other person whose consent is required in connection with this Agreement and the transactions contemplated thereby.

         (i) The Notes shall have been qualified for sale under the Blue Sky Laws of the States as shall have been specified by the Underwriters. The Indenture shall have been qualified under the Trust Indenture Act.

         (j) The Underwriters shall have received, dated as of each Closing Date, from the Secretary of the Company a certificate of incumbency certifying the names, titles and signatures of the officers authorized to execute this Agreement according to the resolutions of the Board of Directors of the Company authorizing and approving the execution, delivery and performance of this Agreement, a copy of such resolutions to be attached to such certificate, certifying such resolutions and certifying that the Company's Certificate of Incorporation, as amended, and the Company's Bylaws have been validly adopted and have not been amended or modified.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters and to their counsel. If any of the conditions specified in this section shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to the Closing Date by the Underwriters. Any such cancellation shall be without liability of the Underwriters to the Company and shall be in writing or by telegraph or telephone and confirmed in writing. The Underwriters may waive in writing the nonperformance by the Company of any one or more of the foregoing conditions or extend the time for performance of such conditions. Each such waiver shall be applicable only to the item to which it relates and the closing to which it relates and no waiver or series of waivers shall be deemed to have waived any condition at any time other than the condition at the time explicitly waived.

         6. INDEMNIFICATION

         (a) The Company hereby agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any losses, claims, damages or liabilities arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the omission or alleged omission to state in the Registration Statement or any amendment thereof a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus if used prior to the Effective Date of the Registration Statement or in the Prospectus (as amended or as supplemented, if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Underwriters or controlling person (subject to the limitation set forth in Section 6(c) hereof) in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement, or alleged untrue statement, omission or alleged omission, made in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, such Underwriter specifically for use in the preparation of the Registration Statement or any such post effective amendment thereof, any such Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto, or in any application or other statement executed by the Company or such Underwriter filed in any jurisdiction in order to qualify the Notes under, or exempt the Notes or the sale thereof from qualification under, the Blue Sky Laws of such jurisdiction; and provided further that the Company will not be liable to an Underwriter with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability results from the fact that the Underwriter sold Notes to a person who was not sent or given, at or prior to written confirmation of such sale, a copy of the Prospectus in any case where such delivery is required by the 1933 Act and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectuses to the Underwriters in requisite quantity to permit such delivery or sending. This indemnity agreement is in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who has signed the Registration Statement and each person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20A of the 1934 Act against any losses, claims, damages or liabilities arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the omission or alleged omission to state in the Registration Statement or any amendment thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus if used prior to the Effective Date of the Registration Statement or in the Prospectus (as amended or as supplemented, if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading in each case to the extent, but only the extent, that such untrue statement, alleged untrue statement, omission or alleged omission, was made in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, such Underwriter through Miller & Schroeder Financial, Inc. specifically for use in the preparation of the Registration Statement or any such post effective amendment thereof, any such Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto, or in any application or other statement executed by the Company or by such Underwriter and filed in any jurisdiction; and such Underwriter will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person (subject to the limitation set forth in Section 6(c) hereof in connection with investigating or defending against any such loss, claim, damage, liability or action. This indemnity agreement is in addition to any liability which each Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 6, notify in writing the indemnifying party of the commencement thereof. The omission so to notify the indemnifying party will not relieve it from any liability under this Section 6 as to the particular item for which indemnification is then being sought, unless such omission so to notify prejudices the indemnifying party's ability to defend such action. In case any such action is brought against any indemnified party and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the indemnified party, it is advisable for such parties and controlling persons to be represented by separate counsel, any indemnified party shall have the right to employ separate counsel to represent it and all other parties and their controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or by the Company against the Underwriters hereunder, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party and paid as incurred. In no event shall the indemnifying parties be liable for fees and expense of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the prior written consent of such indemnifying party.

         7. CONTRIBUTION

         If the indemnification provided for in Section 6 is unavailable under applicable law to, or insufficient to hold harmless, any indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and each Underwriter from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and each Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The Company and the Underwriters agree that contribution determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) would not be equitable. The respective relative benefits received by the Company on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion (A) in the case of the Company, as the total price paid to the Company for the Notes by the Underwriters (net of underwriting discount received but before deducting expenses) bears to the aggregate public offering price of the Notes and (B) in the case of the Underwriters, as the aggregate underwriting discount and commissions received by them bears to the aggregate public offering price of the Notes, in each case as reflected in the Prospectus. The relative fault of the Company and each Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by each Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of the 1933 Act or the 1934 Act shall have the same rights to contribution as such Underwriter, each person who controls the Company within the meaning of the 1933 Act or the 1934 Act shall have the same rights to contribution as the Company and each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company.

         8. SURVIVAL OF INDEMNITIES, CONTRIBUTION AGREEMENTS, WARRANTIES AND REPRESENTATIONS.

         The respective indemnity and contribution agreements of the Company and the Underwriters contained in Sections 6 and 7, respectively, the representations and warranties of the Company set forth in Section 1 hereof and the covenants of the Company set forth in Section 4(h) and 4(i) hereof shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Underwriters, the Company, any of its officers and directors, or any controlling person referred to in

Sections 6 and 7, and shall survive the delivery of and payment for the Notes. The aforesaid indemnity and contribution agreements shall also survive any termination or cancellation of this Agreement.

         9. TERMINATION.

         (a) Until the First Closing Date, this Agreement may be terminated by the Underwriters, at its option, by giving notice to the Company, if (i) there shall have been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any Material Adverse Effect, the effect of which is such as to make it, in the Underwriters' judgment, so material and adverse as to make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes; (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange, Nasdaq National Market, Nasdaq SmallCap Market or the over-the-counter market shall have been suspended or minimum prices shall have been established on such exchanges by the SEC or by such exchanges or markets; (iii) a general banking moratorium shall have been declared by federal, New York, Minnesota or California authorities; (iv) there shall have been such a material adverse change in general economic, monetary, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such that, in the reasonable judgment of the Underwriters, makes it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes; (v) there shall be a material outbreak of hostilities or material escalation and deterioration in the political and military situation between the United States and any foreign power, or a formal declaration of war by the United States of America shall have occurred, the effect of which is such as to make it, in the reasonable judgment of the Underwriters, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes. Any such termination shall be without liability of any party to any other party, except as provided in Sections 6, 7, and 8 hereof; provided, however, that the Company shall remain obligated to pay costs and expenses to the extent provided in Sections 4(h) and
(i) of this Agreement.

         (b) If the Underwriters elect to terminate this Agreement as provided in this Section 9, it shall notify the Company promptly by telegram or telephone, confirmed by letter sent to the address specified in Section 10 hereof.

         10. NOTICES.

         All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed by certified or registered mail or hand delivered or sent by facsimile transmission and confirmed in writing to Miller & Schroeder Financial, Inc., 150 South Fifth Street, Suite 3000, Minneapolis, Minnesota 55402 with a copy to Mark S. Weitz, Esq., Leonard, Street and Deinard Professional Association, Suite 2300, 150 South Fifth Street, Minneapolis, MN 55402 and if sent to the Company, shall be mailed by certified or registered mail or hand delivered or sent by facsimile transmission, and confirmed in writing to the Company at Onyx Acceptance Corporation, 27051 Towne Centre Drive, Suite 100, Foothill Ranch, CA 92610, Attention: Chief Financial Officer, with a copy to Thomas Popplewell, Esq., Andrews & Kurth, L.L.P., Suite 3700, 1717 Main Street, Dallas, TX 75201.

         11. SUCCESSORS.

         This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their successors, assigns and legal representatives and the controlling persons and officers and directors referred to in Section 6 and 7 and their heirs and legal representatives, and nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. No purchaser of Notes will be deemed a successor because of such purchase.

         12. INFORMATION FURNISHED BY UNDERWRITERS.

         The statements under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the only written information furnished by, or on behalf of, the Underwriters specifically for use in the Prospectus and Preliminary Prospectus with reference to the Underwriters referred to in Section 1(b) and Section 6 hereof.

         13. GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with the substantive laws of the State of New York without regard to its choice of laws provisions.

         14. COUNTERPARTS.

         This Agreement may be signed in any number of counterparts and all such counterparts taken together shall constitute the single Agreement of the parties.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate of this Agreement, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.


                                         Very truly yours,


                                         ONYX ACCEPTANCE CORPORATION


                                         By /s/ Don P. Duffy
                                            ------------------------------------
                                         Its Chief Financial Officer
                                             -----------------------------------
ACCEPTANCE
The foregoing Underwriting Agreement is
hereby confirmed and accepted by us as
of the date first written above.

MILLER & SCHROEDER FINANCIAL, INC.
AS REPRESENTATIVE OF THE SEVERAL UNDERWRITERS
NAMED IN SCHEDULE I HERETO.


By /s/ Scott Zibley
   ------------------------------------
Its First Vice President
    -----------------------------------

                                   SCHEDULE I



                                                                       Principal amount of Firm
Name of Underwriter                                                     Notes to Be Purchased
-------------------                                                    ------------------------
Miller & Schroeder Financial, Inc......................................     $ 9,000,000
Peacock, Hislop, Staley & Given, Inc...................................       3,000,000
                                                                            -----------
                           Total                                            $12,000,000
                                                                            ===========